UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2015

SIGNPATH PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware	333-158474	20-5079533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 100, Center Valley, PA 18034
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (215) 538-9996

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Kai Larson as Vice President of Corporate Development, COO, Secretary

Effective May 1, 2015, Kai Larson was appointed Vice President of Corporate Development, Chief Operating Officer, and Secretary of SignPath Pharma Inc. (the “Company”).  In these capacities, Mr. Larson will be responsible for the Company’s business development, licensing, financing transactions, contracts, clinical trial support, regulatory affairs support, legal affairs, public company reporting, corporate books and records, oversight of patent portfolios and prosecution, webpage management, and other general corporate duties as corporate secretary, subject to the oversight of the Company’s board of directors and chief executive officer.

Kai Larson, 51, most recently served as the Vice President and Associate General Counsel of The Sun Products Corporation in Salt Lake City, Utah, where he managed legal affairs for a major consumer products company, focusing on commercial contracts, regulatory compliance, government interactions, and patents since 2009.  From 2008-2009, he was an attorney in the Life Sciences Group at Axiom Legal, where he counseled pharmaceutical companies regarding clinical trials, pharmaceutical marketing compliance, and intellectual property.  Prior to working at Axiom, Mr. Larson served as the Vice President, General Counsel, and Secretary of Tapestry Pharmaceuticals (NasdaqCM: TPPH), a biotech company in Boulder, Colorado which was focused on oncology and genetic diseases.  He joined Tapestry Pharmaceuticals in 1994 as the Director of Legal Affairs under its former name, Napro Biotherapeutics, and helped oversee its IPO in 1996.  Mr. Larson began his career in 1992 as an associate attorney in the Intellectual Property Practice Group at Kirkland & Ellis in New York.  He earned his Juris Doctor from Columbia University School of Law and his Bachelor of Arts in Chinese from Brigham Young University.

The Company entered into an employment agreement with Mr. Larson dated May 1, 2015 (the “Employment Agreement”).  The Employment Agreement provides for a salary of $200,000 per year, $150,000 of which is deferred until such time that the Company raises an aggregate of $10,000,000 through either debt or equity financing or licensing revenues after the date of the Employment Agreement.  In addition, the Company shall grant Mr. Larson an option to purchase 750,000 shares of common stock of the Company, exercisable for 10 years from the date of grant at the exercise price of $2.00 per share, which shall vest in equal monthly installments over 72 months from the date of grant contingent on Mr. Larson’s continued employment with the Company.  The term of the Employment Agreement is for three (3) years from the date of commencement, and Mr. Larson shall be responsible for devoting substantially all of his business time to the affairs of the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated May 1, 2015, by and between SignPath Pharma Inc. and Kai Larson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNPATH PHARMA INC.

Dated: May 1, 2015	By:	/s/ Lawrence Helson
Name: Lawrence Helson, M.D.
Title: Chief Executive Officer